EXHIBIT 12.1
ADOPLH COORS COMPANY
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)


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
                                                                                          Fiscal Year Ended
                                       Thirteen      Thirteen    Thirteen    ---------------------------------------------
                                         Weeks        Weeks       Weeks      Decem-
                                         Ended        Ended       Ended      ber 30,     Decem-      Decem-      Decem-
                                      March 31, 2002 March 31,    April 1,    2001       ber 30,     ber 31,     ber 26,
                                        Proforma       2002        2001      Proforma     2001        2000        1999
                                      ------------------------------------------------------------------------------------
Earnings before income taxes,
  extraordinary loss and cumulative
  effect of accounting change         $   23,200    $  44,966   $  29,562   $ 224,964   $ 198,013   $ 169,525   $ 150,667
Plus: Amortization of capitalized
        interest                           1,163        1,163       1,422       5,679       5,679       5,802       5,760
      Equity investee distributions       10,660       10,660       7,241      50,072      39,453      55,379      30,280
Less: Equity investee income             (10,191)      (9,691)     (9,226)    (53,854)    (43,630)    (42,395)    (36,958)
      Capitalized interest                (1,800)      (1,800)     (1,464)     (6,647)     (6,647)     (3,153)     (4,121)
                                      ------------------------------------------------------------------------------------
Subtotal                                  23,032       45,298      27,535     220,214     192,868     185,158     145,628
                                      ------------------------------------------------------------------------------------

Fixed Charges:
   Interest expense                       21,202        9,913         811      82,771       2,006       6,414       4,357
   Capitalized interest                    1,800        1,800       1,464       6,647       6,647       3,153       4,121
   Portions of rent expense
     representing interest                 1,175        1,077       1,084       4,209       3,921       3,834       3,659
                                      ------------------------------------------------------------------------------------

     Total fixed charges (B)              24,177       12,790       3,359      93,627      12,574      13,401      12,137
                                      ------------------------------------------------------------------------------------

Earnings and fixed charges (A)        $   47,209    $  58,088   $  30,894   $ 313,841   $ 205,442   $ 198,559   $ 157,765
                                      ====================================================================================

Ratio of earnings to fixed
  charges (A/B)                              2.0          4.5         9.2         3.4        16.3        14.8        13.0
                                      ====================================================================================



                                              Fiscal Year Ended
                                           -----------------------

                                            Decem-       Decem-
                                            ber 27,      ber 28,
                                             1998         1997
                                           -----------------------
Earnings before income taxes,
  extraordinary loss and cumulative
  effect of accounting change              $ 111,100   $ 146,893
Plus: Amortization of capitalized
        interest                               5,562       5,922
      Equity investee distributions           22,438      13,250
Less: Equity investee income                 (33,227)    (15,893)
      Capitalized interest                    (2,729)     (1,900)
                                           -----------------------
Subtotal                                     103,144     148,272
                                           -----------------------

Fixed Charges:
   Interest expense                            9,803      13,277
   Capitalized interest                        2,729       1,900
   Portions of rent expense
     representing interest                     3,684       4,623
                                           -----------------------

     Total fixed charges (B)                  16,216      19,800
                                           -----------------------

Earnings and fixed charges (A)             $ 119,360   $ 168,072
                                           =======================

Ratio of earnings to fixed
  charges (A/B)                                  7.4         8.5
                                           =======================


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